Exhibit 99.1
Fastly Announces Both Record Fourth Quarter and Full Year 2025 Financial Results

Record fourth quarter revenue of $172.6 million grew 23% year over year
Record fourth quarter gross margin of 61.4% and record non-GAAP gross margin of 64.0%
Record RPO of $353.8 million grew 55% year over year

SAN FRANCISCO — February 11, 2026 — Fastly, Inc. (NASDAQ: FSLY), a leading global edge cloud platform, today announced financial results for its fourth quarter and full year ended December 31, 2025.
"Our fourth quarter results mark an inflection in Fastly’s growth as we achieved record revenue, gross margin, and operating profit,” said Kip Compton, CEO of Fastly. “In 2025 we made significant progress on Fastly’s transformation and delivered great results. As we look toward 2026, we anticipate continued momentum, with AI as an increasing tailwind for our business.”

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$172,612	$140,579	$624,018	$543,676
Gross margin
GAAP gross margin	61.4%	53.4%	57.1%	54.4%
Non-GAAP gross margin(1)	64.0%	57.5%	60.9%	58.8%
Operating loss
GAAP operating loss	$(15,090)	$(34,331)	$(119,000)	$(167,915)
Non-GAAP operating income (loss)(1)	$21,229	$(2,793)	$22,398	$(21,973)
Net income (loss) per share
GAAP net loss per common share — basic and diluted	$(0.10)	$(0.23)	$(0.83)	$(1.14)
Non-GAAP net income (loss) per common share — basic(1)	$0.13	$(0.02)	$0.13	$(0.09)
Non-GAAP net income (loss) per common share — diluted(1)	$0.12	$(0.02)	$0.13	$(0.09)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
Fourth Quarter 2025 Financial Summary
•Total revenue of $172.6 million, representing 23% year-over-year growth. Network services revenue of $130.8 million, representing 19% year-over-year growth. Security revenue of $35.4 million, representing 32% year-over-year growth. Other revenue of $6.4 million, representing 78% year-over-year growth. Network services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $22.4 million of operating cash flow compared to $5.2 million of operating cash flow in the fourth quarter of 2024. Generated $8.6 million of positive free cash flow compared to $7.9 million of negative free cash flow in the fourth quarter of 2024.
•GAAP gross margin of 61.4%, compared to 53.4% in the fourth quarter of 2024. Non-GAAP gross margin1 of 64.0%, compared to 57.5% in the fourth quarter of 2024.
•GAAP net loss of $15.5 million, compared to $32.9 million in the fourth quarter of 2024. Non-GAAP net income1 of $20.1 million, compared to non-GAAP net loss1 of $2.4 million in the fourth quarter of 2024.
•GAAP net loss per basic and diluted share of $0.10, compared to $0.23 in the fourth quarter of 2024. Non-GAAP net income per basic share1 of $0.13, compared to non-GAAP net loss per basic share1 of $0.02 in the fourth quarter of 2024. Non-GAAP net income per diluted share1 of $0.12, compared to non-GAAP net loss per diluted share1 of $0.02 in the fourth quarter of 2024.

Full Year 2025 Financial Summary
•Total revenue of $624.0 million, representing 15% year-over-year growth. Network services revenue of $477.8 million, representing 12% year-over-year growth. Security revenue of $125.1 million, representing 21% year-over-year growth. Other revenue of $21.1 million, representing 64% year-over-year growth. Network services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•GAAP gross margin of 57.1%, compared to 54.4% in fiscal 2024. Non-GAAP gross margin of 60.9%, compared to 58.8% in fiscal 2024.
•GAAP net loss of $121.7 million, compared to $158.1 million in fiscal 2024. Non-GAAP net income of $19.7 million, compared to non-GAAP net loss of $12.1 million in fiscal 2024.
•GAAP net loss per basic and diluted share of $0.83, compared to $1.14 in the fiscal 2024. Non-GAAP net income per basic and diluted share1 of $0.13, compared to non-GAAP net loss per basic and diluted share1 of $0.09 in fiscal 2024.
Key Metrics
•Remaining Performance Obligations (RPO)4 were $354 million, up 55% from $228 million in the fourth quarter of 2024.
•Enterprise customer count2 was 628 in the fourth quarter, up 32 from the fourth quarter of 2024.
•Fastly's top ten customers accounted for 34% of revenue in the fourth quarter of 2025 compared to 32% in the fourth quarter of 2024. Revenue from the top ten customers increased 28% year-over-year compared to revenue growth of 20% year-over-year from customers outside the top ten.
•Last 12-month net retention rate (LTM NRR)3 increased to 110% in the fourth quarter from 106% in the third quarter of 2025.
Fourth Quarter Business and Product Highlights
•Raised $180 million in gross proceeds of 0% convertible notes due 2030, including exercise of a $20 million overallotment at a 32.5% conversion premium, and used $149 million to repurchase notes due 2026, significantly improving our liquidity to fund our growth capital needs.
•Expanded our API Security offering with API Inventory, enabling customers to review, catalog and manage intended APIs to quickly identify those needing security attention.
•Released a beta of AI Assistant, a context-aware, in-console helper designed to improve accessibility to Fastly services for less experienced developers, by providing step-by-step guidance and personalized recommendations.
•Extended Custom Dashboards and Alerts to all customers by default, providing deeper, on-demand insights to enable faster decision making and actions without requiring an Observability package.
•Enhanced Adaptive Threat Engine, the core technology behind our DDoS Protection offering to further improve our accuracy, time to mitigate, and our ability to detect and block short-lived, “bursty” attacks.
•Rolled out several Compute performance enhancements, including Early Hints, which speeds up page load times, and a beta C++ SDK to support customers’ performance-critical applications.
•Named a 2025 Gartner® Peer Insights™ Customers’ Choice for Cloud Web Application and API Protection (WAAP). Fastly received one of the highest overall ratings and is the only vendor to earn this recognition for seven consecutive years.
•Published an AppSec study with IDC, analyzing responses from nearly 1,000 global security and technology leaders revealing a more than 3× improvement in business outcomes from modern application security programs.
First Quarter and Full Year 2026 Guidance

	Q1 2026	Full Year 2026
Total Revenue (millions)	$168.0 - $174.0	$700.0 - $720.0
Non-GAAP Operating Income (millions)	$14.0 - $18.0	$50.0 - $60.0
Non-GAAP Net Income per share (5)(6)	$0.07 - $0.10	$0.23 - $0.29

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, February 11, 2026.

Date: Wednesday, February 11, 2026
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, February 11 through February 25, 2026 by dialing 800-770-2030 or 609-800-9909 and entering the passcode 7543239.
About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance and ability to improve liquidity; our ability to acquire new customers, expand cross-sell opportunities, and grow market share; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; the performance, capabilities, and expectations regarding customer experiences with API Inventory, AI Assistant, Custom Dashboards and alerts, and the Adaptive Threat Engine update for Fastly DDoS Protection; and Fastly's strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, gain on modification of lease, depreciation and other amortization expenses, amortization of acquired intangible assets, impairment expense, executive transition costs, restructuring charges, interest income, interest expense, including amortization of debt discount and issuance costs, other expense, net, and income taxes.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Gain on Modification of Lease: consists of a one-time non-cash charge recognized with respect to the modification of our leases. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.

Impairment Expense: consists of charges related to our long-lived assets. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Net Gain on Debt Extinguishment: relates to net gain on the partial repurchase of our outstanding convertible debt. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Expense, Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Restructuring Charges: consists primarily of employee-related severance and termination benefits related to management's restructuring plan that resulted in a reduction in our workforce. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Key Metrics
1 Beginning with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net income (loss) per common share — basic and Non-GAAP net income (loss) per common share — diluted and we have accordingly recast the presentation for all prior periods presented to reflect this change.
2 Our number of customers is calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
4 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied. During the third quarter of 2025, we identified an error in RPO calculations from certain contracts with a termination-for-convenience clause. We recast the presentation of RPO for all prior periods presented to reflect the correction of this error.
5 Non-GAAP Net Income per share is calculated as Non-GAAP Net Income divided by weighted average diluted shares for 2026.
6 Assumes weighted average diluted shares outstanding of 175.4 million in Q1 2026 and 179.0 million for the full year 2026.

Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$172,612	$140,579	$624,018	$543,676
Cost of revenue(1)	66,652	65,516	267,815	247,738
Gross profit	105,960	75,063	356,203	295,938
Operating expenses:
Research and development(1)	41,591	32,742	162,662	137,980
Sales and marketing(1)	51,023	50,050	201,434	198,610
General and administrative(1)	28,436	26,154	110,692	113,399
Impairment expense	—	448	415	4,144
Restructuring charges	—	—	—	9,720
Total operating expenses	121,050	109,394	475,203	463,853
Loss from operations	(15,090)	(34,331)	(119,000)	(167,915)
Net gain on extinguishment of debt	941	1,365	941	1,365
Interest income	3,151	3,267	12,290	14,871
Interest expense	(3,201)	(1,231)	(12,699)	(2,747)
Other expense, net	(625)	(815)	(721)	(1,028)
Loss before income tax expense	(14,824)	(31,745)	(119,189)	(155,454)
Income tax expense	681	1,141	2,488	2,604
Net loss	$(15,505)	$(32,886)	$(121,677)	$(158,058)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.23)	$(0.83)	$(1.14)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	150,324	141,085	146,902	138,099

__________
(1)Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cost of revenue	$2,764	$1,910	$10,137	$8,644
Research and development	11,890	7,922	44,453	33,606
Sales and marketing	9,348	7,047	32,971	29,061
General and administrative	8,275	8,066	29,762	36,619
Total	$32,277	$24,945	$117,323	$107,930

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$105,960	$75,063	$356,203	$295,938
Stock-based compensation	2,764	1,910	10,137	8,644
Amortization of capitalized stock-based compensation - cost of revenue(1)	1,662	1,371	6,548	5,048
Amortization of acquired intangible assets	—	2,475	7,425	9,900
Non-GAAP gross profit	$110,386	$80,819	$380,313	$319,530
GAAP gross margin	61.4%	53.4%	57.1%	54.4%
Non-GAAP gross margin	64.0%	57.5%	60.9%	58.8%
Research and development
GAAP research and development	$41,591	$32,742	$162,662	$137,980
Stock-based compensation	(11,890)	(7,922)	(44,453)	(33,606)
Executive transition costs	(221)	—	(547)	—
Non-GAAP research and development	$29,480	$24,820	$117,662	$104,374
Sales and marketing
GAAP sales and marketing	$51,023	$50,050	$201,434	$198,610
Stock-based compensation	(9,348)	(7,047)	(32,971)	(29,061)
Amortization of acquired intangible assets	(2,159)	(2,299)	(8,898)	(9,200)
Non-GAAP sales and marketing	$39,516	$40,704	$159,565	$160,349
General and administrative
GAAP general and administrative	$28,436	$26,154	$110,692	$113,399
Stock-based compensation	(8,275)	(8,066)	(29,762)	(36,619)
Executive transition costs	—	—	(978)	—
Gain on modification of lease	—	—	736	—
Non-GAAP general and administrative	$20,161	$18,088	$80,688	$76,780
Operating income (loss)
GAAP operating loss	$(15,090)	$(34,331)	$(119,000)	$(167,915)
Stock-based compensation	32,277	24,945	117,323	107,930
Amortization of capitalized stock-based compensation - cost of revenue(1)	1,662	1,371	6,548	5,048
Restructuring charges	—	—	—	9,720
Executive transition costs	221	—	1,525	—
Amortization of acquired intangible assets	2,159	4,774	16,323	19,100
Gain on modification of lease	—	—	(736)	—
Impairment expense	—	448	415	4,144
Non-GAAP operating income (loss)	$21,229	$(2,793)	$22,398	$(21,973)
Net income (loss)
GAAP net loss	$(15,505)	$(32,886)	$(121,677)	$(158,058)
Stock-based compensation	32,277	24,945	117,323	107,930
Amortization of capitalized stock-based compensation - cost of revenue(1)	1,662	1,371	6,548	5,048
Restructuring charges	—	—	—	9,720
Executive transition costs	221	—	1,525	—
Gain on modification of lease	—	—	(736)	—
Amortization of acquired intangible assets	2,159	4,774	16,323	19,100
Net gain on extinguishment of debt	(941)	(1,365)	(941)	(1,365)
Impairment expense	—	448	415	4,144
Amortization of debt discount and issuance costs	257	318	907	1,379
Non-GAAP net income (loss)	$20,130	$(2,395)	$19,687	$(12,102)
Non-GAAP net income (loss) per common share — basic	$0.13	$(0.02)	$0.13	$(0.09)
Non-GAAP net income (loss) per common share — diluted	$0.12	$(0.02)	$0.13	$(0.09)
Weighted average basic common shares	150,324	141,085	146,902	138,099
Weighted average diluted common shares	164,074	141,085	156,040	138,099

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP to Non-GAAP diluted shares
GAAP diluted shares	150,324	141,085	146,902	138,099
Other dilutive equity awards	13,750	—	9,138	—
Non-GAAP diluted shares	164,074	141,085	156,040	138,099
Non-GAAP diluted net income (loss) per share	0.12	(0.02)	0.13	(0.09)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA
GAAP net loss	$(15,505)	$(32,886)	$(121,677)	$(158,058)
Stock-based compensation	32,277	24,945	117,323	107,930
Amortization of capitalized stock-based compensation - cost of revenue(1)	1,662	1,371	6,548	5,048
Gain on modification of lease	—	—	(736)	—
Depreciation and other amortization	13,725	13,911	54,981	54,535
Amortization of acquired intangible assets	2,159	4,774	16,323	19,100
Amortization of debt discount and issuance costs	257	318	907	1,379
Impairment expense	—	448	415	4,144
Executive transition costs	221	—	1,525	—
Restructuring charges	—	—	—	9,720
Net gain on extinguishment of debt	(941)	(1,365)	(941)	(1,365)
Interest income	(3,151)	(3,267)	(12,290)	(14,871)
Interest expense	2,944	913	11,792	1,368
Other expense, net	625	815	721	1,028
Income tax expense	681	1,141	2,488	2,604
Adjusted EBITDA	$34,954	$11,118	$77,379	$32,562
(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Consolidated Balance Sheets
(in thousands, unaudited)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$180,563	$286,175
Marketable securities, current	181,196	9,707
Accounts receivable, net of allowance for credit losses	118,029	115,988
Prepaid expenses and other current assets	26,921	28,325
Total current assets	506,709	440,195
Property and equipment, net	186,785	179,097
Operating lease right-of-use assets, net	52,067	50,433
Goodwill	670,356	670,356
Intangible assets, net	25,771	42,876
Other assets	57,789	68,402
Total assets	$1,499,477	$1,451,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,612	$6,044
Accrued expenses	70,669	41,622
Long-term debt, current	38,557	—
Finance lease liabilities, current	—	2,328
Operating lease liabilities, current	24,427	25,155
Deferred revenue	35,234	26,511
Other current liabilities	7,499	2,796
Total current liabilities	193,998	104,456
Long-term debt, net	323,282	337,614
Operating lease liabilities, non-current	43,921	39,561
Other long-term liabilities	8,698	4,478
Total liabilities	569,899	486,109
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,044,103	1,958,157
Accumulated other comprehensive loss	(41)	(100)
Accumulated deficit	(1,114,487)	(992,810)
Total stockholders’ equity	929,578	965,250
Total liabilities and stockholders’ equity	$1,499,477	$1,451,359

Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(15,505)	$(32,886)	$(121,677)	$(158,058)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	15,263	13,786	61,031	54,037
Amortization of intangible assets	2,284	4,900	16,821	19,599
Non-cash lease expense	5,620	5,655	22,445	22,474
Amortization of debt discount and issuance costs	256	316	906	1,377
Amortization of deferred contract costs	4,803	4,746	19,369	18,623
Stock-based compensation	32,277	24,945	117,323	107,930
Deferred income taxes	395	893	1,433	1,793
Provision for credit losses	951	1,434	4,181	3,834
Loss on disposals of property and equipment	229	96	186	540
Accretion of discounts on investments	(1,416)	(507)	(4,703)	(3,973)
Impairment of operating lease right-of-use assets	—	—	—	371
Impairment expense	—	448	415	4,144
Net gain on extinguishment of debt	(941)	(1,365)	(941)	(1,365)
Other adjustments	446	(897)	549	(814)
Changes in operating assets and liabilities:
Accounts receivable, net	(9,796)	(622)	(6,222)	676
Prepaid expenses and other current assets	768	(207)	1,579	(7,627)
Other assets	(6,554)	(4,140)	(19,545)	(11,869)
Accounts payable	1,209	(3,903)	4,489	611
Accrued expenses	20	1,220	(447)	(2,922)
Operating lease liabilities	(7,045)	(7,200)	(20,707)	(26,541)
Other liabilities	(830)	(1,492)	17,959	(6,434)
Net cash provided by operating activities	22,434	5,220	94,444	16,406
Cash flows from investing activities:
Purchases of marketable securities	(37,775)	—	(389,837)	(155,099)
Sales of marketable securities	7,808	—	25,936	—
Maturities of marketable securities	79,954	81,480	197,176	371,189
Advance payment for purchase of property and equipment	—	—	—	(790)
Purchases of property and equipment	(10,191)	(4,969)	(28,694)	(10,330)
Proceeds from sale of property and equipment	—	—	44	24
Capitalized internal-use software	(3,645)	(5,602)	(17,657)	(26,094)
Net cash provided by (used in) investing activities	36,151	70,909	(213,032)	178,900
Cash flows from financing activities:
Proceeds from issuance of convertible notes	180,000	—	180,000	—
Payments of issuance costs for convertible notes	(5,924)	(5,729)	(5,924)	(5,729)
Cash paid for debt extinguishment	(148,875)	—	(148,875)	—
Payments for purchase of capped calls	(18,162)	—	(18,162)	—
Repayments of finance lease liabilities	—	(2,554)	(2,328)	(14,958)
Payment of deferred consideration for business acquisitions	—	—	—	(3,771)
Proceeds from exercise of vested stock options	286	805	1,044	1,115
Proceeds from employee stock purchase plan	1,529	161	7,006	6,244
Net cash provided by (used in) financing activities	8,854	(7,317)	12,761	(17,099)
Effects of exchange rate changes on cash and cash equivalents	(7)	(151)	215	(103)
Net increase (decrease) in cash and cash equivalents	67,432	68,661	(105,612)	178,104
Cash and cash equivalents at beginning of period	113,131	217,514	286,175	108,071
Cash and cash equivalents at end of period	180,563	286,175	180,563	286,175

Free Cash Flow
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$22,434	$5,220	$94,444	$16,406
Capital expenditures(1)	(13,836)	(13,125)	(48,635)	(51,358)
Advance payment for purchase of property and equipment(2)	—	—	—	(790)
Free Cash Flow	$8,598	$(7,905)	$45,809	$(35,742)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
(2)In the year ended December 31, 2025, we received $9.2 million of capital equipment that was prepaid prior to the current year, as reflected in the supplemental disclosure of our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Stacey Hurwitz
press@fastly.com

Source: Fastly, Inc.